                                                                    Exhibit 10.2


                                 LOAN AGREEMENT

     THIS LOAN AGREEMENT (the "Agreement") is made effective as of the 28th day of June, 2001, by and among JLM CHEMICALS, INC., a Delaware corporation, JLM REALTY, INC., a North Carolina corporation and JLM TERMINALS, INC., a North Carolina corporation (collectively or individually as the context requires, hereinafter referred to as "Borrower"), JLM INDUSTRIES, INC., a Delaware corporation (the "Guarantor") and GATX CAPITAL CORPORATION, a Delaware corporation (hereinafter referred to as "Lender").

                                R E C I T A L S:
                                ---------------

          A. Borrower has applied to Lender for a term loan (the "Loan") in the principal amount of Seven Million One Hundred Thirty-five Thousand and No/100 Dollars ($7,135,000.00) to be secured by a first mortgage lien on certain real property located in Blue Island, Illinois and in Wilmington, North Carolina, all as more particularly described on Exhibit "A" attached hereto and as described in those certain Mortgage and Security Agreements of even date herewith securing the Loan (the "Land") and all improvements located on the Land (the "Improvements"), (the Land and all Improvements, fixtures and personal property owned by Borrower now or hereafter located on the Land are hereinafter collectively referred to as the "Premises").

          B. Borrower and Lender have negotiated the terms and conditions of, and wish to enter into, this Agreement in order to set forth the terms and conditions with respect to the disbursement of the Loan.

          NOW, THEREFORE, in consideration of the Premises, and of the mutual covenants and agreements set forth below, Borrower and Lender agree as follows:

     1. DEFINITIONS. As used in this Agreement the terms listed below shall have the following meanings unless otherwise required by the context:

          (a) ACCOUNTS shall mean, as to JLM Chemicals, Inc., all present and future rights of such JLM Chemicals, Inc. to payment for goods sold or leased or for services rendered, whether or not evidenced by instruments or chattel paper, and whether or not earned by performance.

          (b) ADJUSTED TANGIBLE NET WORTH shall mean as to any Person, at any time, in accordance with GAAP (except as otherwise specifically set forth below), on a consolidated basis for such Person and its Subsidiaries (if any), the amount equal to ^ the difference between: (a) the aggregate net book value of all assets of such Person and its Subsidiaries (excluding the value of patents, trademarks, tradenames, copyrights, licenses, goodwill, leasehold improvements, prepaid assets and other intangible assets), calculating the book value of inventory for this purpose on a first-in-first-out basis, after deducting from such book values all appropriate reserves in accordance with GAAP (including all reserves for doubtful receivables, obsolescence, depreciation and amortization) and (b) the aggregate amount of the ^ Indebtedness and other liabilities of such Person and its Subsidiaries (including tax and other proper accruals to the extent required to be shown as liabilities on a balance sheet of such Person prepared in accordance with GAAP.

          (c) AFFILIATE shall mean, with respect to a specified Person, any other Person (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified person; (b) which beneficially owns or holds five (5%) percent or more of any class of the Voting Stock or other equity interest of such specified person; or (c) of which five (5%) percent or more of the Voting Stock or other equity interest is beneficially owned or held by such specified person or a Subsidiary of such specified person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with") when used with respect to any specified person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of Voting Stock, by agreement or otherwise.

          (d) AGREEMENT FOR WARRANT. That certain Agreement for Warrant of even date herewith executed by Borrower and Lender.

          (e) ASSIGNMENT OF PERMITS, AGREEMENTS, APPROVALS, FEES, DEPOSITS AND TRADE NAMES: An Assignments of Permits, Agreements, Approvals, Fees, Deposits and Trade Names of even date herewith from Borrower assigning to Lender, among other things, all contract rights, sewer tap rights, utility commitments, licenses, agreements and trade names pertaining directly or indirectly to the Land and the use thereof.

          (f) CAPITAL LEASES shall mean, as applied to any Person, any lease of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee which in accordance with GAAP, is required to be reflected as a liability on the balance sheet of such Person.

          (g) CAPITAL STOCK shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock, partnership interests or limited liability company interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).

          (h) CASH EQUIVALENTS shall mean, at any time, (a) any evidence of Indebtedness with a maturity date of one hundred eighty (180) days or less issued or directly and fully guaranteed or insured by the United States of America of any agency or instrumentality thereof; PROVIDED, THAT, the full faith and credit of the United States of America is pledged in support thereof; (b) certificates of deposit or bankers' acceptances with a maturity of one hundred eighty (180) days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $250,000,000;
     (c) commercial paper (including variable rate demand notes) with a maturity of one hundred eighty (180) days or less issued by a corporation (except an Affiliate of a Borrower or Guarantor) organized under the laws of any State of the

     United States of America or the District of Columbia and rated at least A-1 by Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. or at least P-1 by Moody's Investors Service, Inc.; (d) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with any financial institution having combined capital and surplus and undivided profits of not less than $250,000,000; (e) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any governmental agency thereof and backed by the full faith and credit to the United States of America, in each case maturing within one hundred eighty (180) days or less from the date of acquisition; PROVIDED, THAT, the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; and (f) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (a) through (e) above.

          (i) CHANGE OF CONTROL shall mean shall mean (a) the transfer (in one transaction or a series of transactions) of all or substantially all of the assets of any Borrower or Guarantor to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) except as otherwise permitted in Section 5 hereof; (b) the liquidation or dissolution of any Borrower or Guarantor or the adoption of a plan by the stockholders of any Borrower or Guarantor relating to the dissolution or liquidation of such Borrower or Guarantor; (c) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), except for one or more Permitted Holders, of beneficial ownership, directly or indirectly, of fifty (50%) percent or more of the voting power of the total outstanding Voting Stock of Guarantor or the Board of Directors of Guarantor; (d) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Guarantor (together with any new directors who have been appointed by any Permitted Holder, or whose nomination for election by the stockholders of Guarantor, as the case may be, was approved by a vote of at least sixty-six and two-thirds (66 2/3%) percent of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Guarantor then still in office; or (e) the failure of the Permitted Holders to own more than fifty (50%) percent of the voting power of the total outstanding Voting Stock of Guarantor; and
     (f) the failure of Guarantor to own one hundred (100%) percent of the voting power of the total outstanding Voting Stock of any of the Borrowers, and Guarantors.

          (j) CODE shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

          (k) COLLATERAL shall have the meaning set forth in the Security Agreement of even date herewith between Borrower and Lender and also the Premises.

          (l) INTENTIONALLY OMITTED.

          (m) COLLATERAL ASSIGNMENT OF LEASES, RENTS AND CONTRACT RIGHTS: The Collateral Assignments of Leases, Rents and Contract Rights of even date herewith from Borrower assigning to Lender all of its right, title and interest in and to all agreements for the leasing of the Premises or any part thereof, and all rents, issues and profits derived or to be derived from the Premises, and all contracts related to the Premises.

          (n) COLLATERAL ASSIGNMENT OF LICENSE AGREEMENT. That certain Collateral Assignment of Q-Max Process License Agreement of even date herewith from Borrower assigning to Lender all of its right, title and interest in and to that certain Q-Max Process License Agreement dated November 21, 1994 between BTL Specialty Resins Corp. ("BTL") and UOP, which was assigned by BTL to Borrower;

          (o) ENVIRONMENTAL LAWS shall mean all foreign, Federal, State and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between Borrower and any Governmental Authority, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, (b) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c) relating to all laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials. The term "Environmental Laws" includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, (ii) applicable state counterparts to such laws, and (iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

          (p) EQUIPMENT shall mean, as to each Borrower, all of such Borrower's now owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, on the Premises.

          (q) ERISA shall mean the United States Employee Retirement Income Security Act of 1974, together with all rules, regulations and interpretations thereunder or related thereto.

          (r) EXCHANGE ACT shall mean the Securities Exchange Act of 1934, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

          (s) FINANCING AGREEMENTS shall mean, collectively, this Agreement, and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Borrower or any Obligor in connection with this Agreement.

          (t) FINANCING STATEMENTS. The financing statements from Borrower to Lender to perfect Lender's security interest in the personal property described in the Mortgage and Security Agreement.

          (u) GAAP. GAAP shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied.

          (v) GOVERNMENTAL AUTHORITY shall mean any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          (w) GROUP. Group means collectively the Borrower, Guarantor and JLM Marketing, Inc.

          (x) GUARANTY AGREEMENT. The Guaranty Agreement for Payment of even date herewith executed by Guarantor. It is expressly understood and agreed to between the parties that such Guaranty Agreement is enforceable whether or not Lender seeks recovery from any other guarantors and whether or not Lender seeks recovery against the Collateral. In addition, Guarantor's guarantee of payment under the Guaranty Agreement shall not be reduced by any amounts received by Lender from any other guarantor, including, without limitation, amounts received from foreclosure of the collateral security for the Note.

          (y) HAZARDOUS MATERIALS shall mean any hazardous, toxic or dangerous substances, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

          (z) INDEBTEDNESS shall mean, with respect to any Person, any liability, whether or not contingent, (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments; (b) representing the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes an account payable to a trade creditor (whether or not an Affiliate) created, incurred, assumed or guaranteed by such Person in the ordinary course of business of such Person in connection with obtaining goods, materials or services that is not overdue by more than ninety (90) days, unless the trade payable is being contested in good faith); (c) all obligations as lessee under leases which have been, or should be, in accordance with GAAP recorded as Capital Leases; (d) any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition; (e) all obligations with respect to redeemable stock and redemption or repurchase obligations under any Capital Stock or other equity securities issued by such Person; (f) all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker's acceptances or similar documents or instruments issued for such Person's account; and (g) all indebtedness of such Person in respect of indebtedness of another Person for borrowed money or indebtedness of another Person otherwise described in this definition which is secured by any consensual lien, security interest, collateral assignment, conditional sale, mortgage, deed of trust, or other encumbrance on any asset of such Person, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person, all as of such time.

          (aa) INFORMATION CERTIFICATE shall mean the Information Certificates with respect to each Borrower and Guarantor constituting Schedule 1(aa) hereto containing material information with respect to such Borrower and Guarantor, its business and assets provided by or on behalf of Borrowers or Guarantors to Lender in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

          (bb) INTERCREDITOR AGREEMENT. That certain Intercreditor Agreement of even date herewith by and among Borrower, Lender and Congress Financial Corporation.

          (cc) INVENTORY shall mean all of JLM Chemical, Inc.'s now owned and hereafter existing or acquired raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature, wherever located.

          (dd) LOAN DOCUMENTS. Any and all documents evidencing, securing, or executed in connection with the Loan, including but not limited to, that certain

     Agreement for Warrant, Intercreditor Agreement, the Collateral Assignment of License Agreement and the Collateral Assignment of JLM Marketing Acetone Contract.

          (ee) MATERIAL CONTRACT shall mean (a) any contract or other agreement (other than the Financing Agreements), written or oral, of any Borrower involving monetary liability of or to any Person in an amount payable in excess of $1,000,000.00 in any fiscal year and (b) any other contract or other agreement (other than the Financing Agreements), whether written or oral, to which Borrower is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of any Borrower or Guarantor or the validity or enforceability of this Agreement, any of the other Financing Agreements, or any of the rights and remedies of Lender hereunder or thereunder.

          (ff) MORTGAGE. The Mortgage and Security Agreement by JLM Chemicals, Inc. and Deed of Trust and Security Agreement given by JLM Terminals, Inc. and JLM Realty, Inc. to a trustee for Lender, as beneficiary both of even date herewith, securing, among other things, the Note in the amount of Seven Million One Hundred Thirty-five Thousand and No/100 Dollars ($7,135,000.00), and which are valid first mortgage liens on all of Borrower's fee simple title interest in and to the Land, all rents, leases and contract rights related thereto, and all Improvements, fixtures, attached and unattached equipment, furnishings and personal property owned by Borrower to be located on or used in connection with the Land, and any replacement or additions thereof.

          (gg) NOTE. The Promissory Note of even date herewith from Borrower to the order of Lender in the original principal amount of Seven Million One Hundred Thirty-five Thousand and No/100 Dollars ($7,135,000.00) evidencing the Loan.

          (hh) OBLIGATIONS shall mean any and all loans, letter of credit accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by a Borrower or Guarantor to Lender and/or its Affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement, or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to a Borrower or Guarantor under the United States Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender.

          (ii) OBLIGOR shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations (including, without limitation, Guarantors), other than a Borrower.

          (jj) PERMITS means all material permits, licenses, approvals, consents, certificates, orders or authorizations of any Governmental Authority required for the lawful conduct of its business.

          (kk) PERMITTED HOLDERS shall mean (a) John L. McDonald; (b) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of the Person set forth in Section 1(ll) hereof; (c) a trust, the beneficiaries of which (ignoring remote contingent interests), or a corporation, partnership or other entities, the stockholders, members, general or limited partners or owners of which, include only any or all of the Person set forth in Section 1(ll) hereof. For purposes of this definition, the term "control" (including the correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person shall mean the possession, directly, or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock or by contract or otherwise.

          (ll) PERSON or "person" shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

          (mm) SUBORDINATED NOTES shall mean, collectively, the promissory notes or other instruments issued by any Borrower or Guarantor, as the case may be, payable to the Subordinated Noteholders described on Schedule 1(nn) hereto, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

          (nn) SUBORDINATED NOTEHOLDERS shall mean, collectively, each of the persons listed on Schedule 1(nn) hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

          (oo) SUBSIDIARY or "subsidiary" shall mean, with respect to any Person, any corporation, limited liability company, limited liability partnership or other limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more subsidiaries of such Person.

          (pp) TITLE COMPANY. Lawyers Title Insurance Company, or any other title insurance company accepted by Lender in writing.

          (qq) VOTING STOCK shall mean with respect to any Person, (a) one (1) or more classes of Capital Stock of such Person having general voting powers to elect at least a majority of the board of directors, managers or trustees of such Person, irrespective of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency, and (b) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (a) of this definition.

     2. CONDITIONS TO LENDER'S OBLIGATION TO CLOSING. The conditions listed below are a condition precedent to any obligation of Lender, including, without limitation, any obligation to close the Loan, and shall be complied with in form and substance reasonably satisfactory to Lender prior to the closing of the Loan, except as may be expressly provided below:

          (a) TITLE INSURANCE: Borrower shall deliver to Lender an original Title Commitment for a Lender's Title Insurance Policy issued by the Title Company, in the amount of the Note, showing "GATX Capital Corporation, a Delaware corporation, and its successors and assigns" as insured, which title insurance commitment shall commit to insure (i) that the Mortgage is a valid first mortgage lien on the fee simple title of the Premises at the time of the Advance, and (ii) that title to the Land encumbered by the Mortgage is good and marketable and free and clear of all liens, encumbrances, easements, exceptions, reservations and restrictions except for those approved by Lender. Lender shall be sent copies of all recorded exceptions and the title premium invoice and will require notification from the Title Company of survey approval. All standard exceptions shall be deleted from the Policy.

          (b) SURVEY: Borrower shall furnish to Lender a foundation survey recently dated, showing a legal description identical to that in the Title Commitment and complying with the "Survey Requirements Letter" attached hereto as Exhibit "C". The certification shall be to the Lender, the Title Company, Foley & Lardner, and the Borrower. Borrower shall furnish the Surveyor with a copy of the Lender's Title Commitment and copies of all recorded title exceptions in order that the Surveyor can locate all easements and other matters affecting the property. Six (6) prints of the survey shall be required and they will be included in the closing binders. Borrower shall deliver one (1) print of the survey to the Title Company for their review and approval prior to closing the Loan.

          (c) NOTE: The Note shall be duly authorized, executed and delivered to Lender.

          (d) MORTGAGE: The Mortgage shall be duly authorized, executed, acknowledged, delivered to Lender, and recorded.

          (e) GUARANTY AGREEMENT: The Guaranty Agreement shall be duly authorized, executed, and acknowledged by Guarantor, and delivered to Lender.

          (f) ASSIGNMENTS: The Assignment of Leases, Rents and Contract Rights, and the Assignment of Permits, Agreements, Approvals, Fees, Deposits and Trade Names, shall be duly authorized, executed, and acknowledged by Borrower, and delivered to Lender.

          (g) AGREEMENT FOR WARRANT. The Agreement for Warrant shall be duly authorized, executed, and acknowledged by Borrower and delivered to Lender, and must be in form and content acceptable to Lender.

          (h) INTERCREDITOR AGREEMENT. The Intercreditor Agreement shall be the duly authorized, executed, acknowledged and consented to, as the case may be, by Borrower, Congress Financial Corporation and Lender, and must be in form and content acceptable to Lender.

          (i) COLLATERAL ASSIGNMENT OF LICENSE AGREEMENT. The Collateral Assignment of License Agreement shall be duly authorized, executed and acknowledged by Borrower and must be in form and content acceptable to Lender.

          (j) INTENTIONALLY OMITTED.

          (k) BORROWER'S AFFIDAVIT: An affidavit of Borrower shall be executed and delivered to Lender certifying that no liens exist on the Premises other than for taxes not yet due and payable and that no other parties are entitled to possession except Borrower.

          (l) FINANCING STATEMENTS: Borrower shall execute and deliver to Lender the Financing Statements Lender may require to perfect its security interest in the personal property described in the Mortgage and the Assignments.

          (m) INSURANCE: Borrower shall maintain "All Risk Hazard" Insurance on the Premises. The deductible for said insurance shall not exceed $1,000.00. In addition, the Borrower shall obtain public liability insurance naming Lender as an additional insured insuring against all claims for personal or bodily injury, death, or property damage occurring upon, in or about the Premises in an amount of not less than Twenty-Seven Million Dollars ($27,000,000.00) single limit coverage. The Borrower will keep all buildings and improvements whether now standing on the Premises or hereafter erected and all fixtures and personal property located in and on the Premises, continuously insured in an amount no less than full replacement value, which coverage shall insure the Premises against loss or damage by fire and by the perils covered by extended coverage and against such other hazards as the Lender, in its sole discretion, shall from time to time require, for the benefit of the Lender, which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavation, foundation, underground utilities and footings) with waiver of depreciation. The Borrower shall also obtain the following insurance (a) worker's compensation insurance coverage which evidences Borrower's compliance with all of the requirements of all applicable law with respect to worker's compensation insurance; (b) if the Premises are located in an area designated by the Director of the Federal Emergency Management Agency as a special flood hazard area, flood insurance which shall be in an amount equal to the maximum insurable of any vertical improvements; provided, however, that flood insurance will not be required on any portion of the Premises that is not located in a special flood hazard area; (c) business interruption/rental income insurance against loss of income in an amount not less than 100% of twelve (12) months of rent for the Premises; and (d) pollution liability insurance acceptable to Lender in a minimum amount of

     $30,000,000.00. All such insurance at all times will be in an insurance company or companies in such amounts and with terms acceptable to the Lender, with loss, if any, payable to the Lender as its interest may appear, pursuant to a noncontributory lender clause which shall be satisfactory to the Lender and addressed to: GATX Capital Corporation, Four Embarcadcio Center, Suite 2200, San Francisco, California 94111 and shall include an endorsement for waiver of subrogation. Additionally, (i) the liability policy shall be endorsed to specify that the coverage for the additional insured is primary as respects any other coverage available to the additional insured; (ii) the liability policy must contain a cross-liability or severability of interest clause; and (iii) the proper damage coverage must provide a breach of warranty clause in favor of the Lender. All insurance policies required hereunder shall provide that they will not be canceled or modified without thirty (30) days prior written notice to the Lender. Upon the issuance of such policies the Borrower will deliver to the Lender certificates of insurance. Any certificates furnished the Lender shall become its property in the event the Lender becomes the owner of the Premises by foreclosure or otherwise. The Lender is hereby authorized and empowered, at its option, to adjust or compromise any loss under any insurance policies on the Premises, and to collect and receive the proceeds from any such policy or policies. In case of loss under any such policy of insurance, the Lender may apply the net proceeds to the payment of the indebtedness hereby secured, whether due or not, or the Lender may require all Improvements to be repaired or replaced by the use of said net proceeds. In the event the funds are to be disbursed for construction purposes, such funds shall be disbursed in accordance with the usual and customary construction disbursement procedures of Lender, and in accordance with this Agreement, which procedures may include, but shall not be limited to, draw requests, retainage requirements, sufficient evidence of necessary equity to complete the project, lien waivers, title insurance endorsements and inspections, which title insurance endorsements and inspections shall be paid for by Borrower.

          (n) APPRAISAL: Lender must receive and approve a certified appraisal of the Premises.

          (o) EXPENSES: Borrower shall pay all those fees and charges due and payable or ordered paid by Lender as provided in of this Agreement.

          (p) PUBLIC REQUIREMENTS: Borrower shall deliver to Lender:

               (i) evidence satisfactory to Lender that all utilities (water, electricity and telephone) and storm and sanitary sewer drainage and water facilities and solid waste removal are or will be available to the Premises and are adequate for and may be utilized by the Improvements erected or to be erected on any portion thereof;

               (ii) evidence satisfactory to the Lender that all roads necessary for the full utilization of the Improvements for their intended purposes have either been completed or the necessary rights of way therefor have either been acquired by the appropriate governmental authorities or have been dedicated to public use and accepted by such governmental authorities and that all necessary steps have been taken by Borrower and such governmental authorities to assure the complete construction and installation thereof; and

               (iii) verification from appropriate governmental authorities that the Premises is zoned in accordance with the proposed use, that such zoning is consistent with and permitted under the appropriate Land Use Plan for the area, and that all requirements for the development of the Premises as contemplated herein are satisfied. Borrower shall submit a zoning letter in form and content acceptable to Lender, together with a certified copy of the zoning ordinance, a certified copy of the zoning map, a copy of the preliminary Site Plan as approved by the Zoning Department.

          (q) ENTITY DOCUMENTS:

               (i) As to each Borrower and Guarantor, the following documents shall be required:

                    (1) The certificate of incorporation and all amendments
               thereof, certified by the appropriate official of the State of Incorporation and/or Organization;

                    (2) Current good standing certificates from the Secretary of the State of Incorporation and/or Organization;

                    (3) Articles of Incorporation and Bylaws certified by the
               Secretary of the Corporation;

                    (4) An incumbency certificate specifying the name and title of the officers and directors, certified by the secretary and sealed with the corporate seal; and

                    (5) Certified resolution of the shareholders and the Board of Directors authorizing the execution and delivery of the Loan Documents and all other documents necessary or desirable, for the consummation of the transaction contemplated herein.

          (r) OPINION OF BORROWER'S AND GUARANTOR'S COUNSEL: The Letter of Opinion of Borrower's and Guarantor's counsel shall be acceptable to Lender and Lender's counsel.

          (s) EASEMENTS AND AGREEMENTS: Lender shall have received and approved all necessary easements and agreements between the Premises and adjacent properties and dedicated public rights of way, if necessary, in order for the Premises to have adequate drainage, retention, utilities, parking, access and ingress-egress.

          (t) TAX I.D. NUMBERS: The Tax Identification Numbers of Borrower and Guarantor shall be provided to Lender.

          (u) FINANCIAL STATEMENTS AND TAX RETURNS: Current financial statements and tax returns of Borrower and Guarantor shall be delivered to and approved by Lender.

          (v) UCC-1 SEARCHES: Borrower shall deliver to Lender a UCC-1 searches from the Secretary of State of Illinois, North Carolina and Delaware on Borrower and Guarantor, which UCC-1 Searches shall be delivered to Lender and Lender's counsel. Copies of all items noted on the searches shall be furnished to Lender at least three (3) days prior to closing of the Loan.

          (w) TAXES: All taxes and assessments payable in connection with the Premises and the Improvements are to be paid at the time of the closing of the Loan and subsequent taxes and assessments must be paid when due. Paid ad valorem tax receipts for the year 2000 shall be furnished to Lender prior to the closing of the Loan.

          (x) SATISFACTION OF MORTGAGE: Satisfaction of all existing mortgages affecting the Premises, if any, will be required prior to the closing of the Loan.

          (y) LIENS: Lender shall receive evidence satisfactory to Lender in Lender's sole discretion that no liens exist for work done prior to the closing of the Loan and that no rights exist which could be deemed superior to Lender's lien priority as a first Lender or grantee under the Mortgage.

          (z) TOXIC WASTE AND ENVIRONMENTAL AUDITS: Borrower shall provide to Lender a Phase I Environmental Audit which must be acceptable to Lender, otherwise Lender shall not be obligated to close the Loan. Additionally, as a condition to closing the Loan, Borrower and Guarantor shall execute and deliver an Environmental Indemnification Agreement prepared by Lender which shall hold Lender and its successors and assigns harmless in the event of present or future existence of hazardous substances. It is expressly understood and agreed to between the parties that such obligations under the Indemnity Agreement are enforceable whether or not Lender seeks recovery against the collateral securing the Loan.

          (aa) LICENSE AGREEMENT AND JLM MARKETING ACETONE CONTRACT. Borrower shall not, without each case having obtained the prior written consent of Lender, amend or modify, directly or indirectly, or, in any respect whatsoever cancel, terminate or accept any surrender of the License Agreement. Furthermore, Borrower acknowledges and agrees that any amendment, or modification, directly or indirectly or, any cancellation, termination or acceptance of any surrender of the JLM Marketing Acetone Contract shall constitute a default hereunder.

          (bb) ACCESS: Borrower shall deliver to Lender evidence that access to the Premises is provided by a publicly dedicated paved road appurtenant thereto.

          (cc) FEES: Borrower shall have paid Lender any remaining portion of the loan origination fee for the Loan.

          (dd) FLOOD CERTIFICATION: Lender, at Borrower's expense, shall obtain a flood certification from a third party.

          (ee) REPRESENTATIONS AND WARRANTIES: The representations and warranties of Borrower as set forth in this Agreement and the Loan Documents shall be true and correct.

     3. EXPENSES: Borrower shall pay all reasonable fees and charges incurred in the procuring and making of the Loan and all other reasonable expenses incurred by Lender during the term of the Loan, including without limitation Title Company's fees and premiums, charges for examination of title to the Premises, expenses of surveys, documentary stamp taxes, intangible taxes, recording expenses, fees of the Inspector and disbursing agent, and the fees of the attorneys for Lender. The Borrower shall also pay any and all insurance premiums, taxes, assessments, water rates, sewer rates and other charges, liens and encumbrances upon the Premises, any other expenses shown on EXHIBIT "B" attached hereto, and any other amounts necessary for the payment of the cost of the Improvements. Such amounts, unless sooner paid, shall be paid from time to time as Lender shall request either to the person to whom such payments are due or to Lender if Lender has paid the same, or Lender may, at its option, deduct from any Advance any amounts necessary for the payment of these items, and apply such amounts in making such payments, and all sums so applied shall be deemed Advances under this Agreement.

     4. WARRANTIES AND REPRESENTATIONS OF BORROWER. Borrower represents and warrants (which representations and warranties shall be deemed continuing) as follows:

          (a) ORGANIZATION STATUS. Borrower is (i) duly organized or incorporated, as applicable, under the laws of the state of its creation,
     (ii) in good standing under the laws of the state of its creation, and
     (iii) has stock outstanding which has been duly and validly issued, if applicable;

          (b) FINANCIAL STATEMENTS. The financial statements of Borrower and Guarantor heretofore delivered to Lender are true and correct in all respects, and fairly present the financial condition of the Borrower and Guarantor as of the dates thereof, and no material adverse change has occurred in the financial condition reflected therein since the dates thereof and no additional secured borrowings with respect to the Premises have been made by Borrower since the date thereof other than the borrowing contemplated hereby or approved by Lender;

          (c) AUTHORITY TO ENTER INTO LOAN DOCUMENTS. The Borrower and Guarantor have full authority to enter into the Loan Documents and consummate the transactions contemplated hereby, and the facts and matters expressed or implied in the opinions of their legal counsel are true and correct;

          (d) VALIDITY OF LOAN DOCUMENTS. The Loan Documents have been approved by those persons having proper authority, and to the best of Borrower's knowledge are in all respects legal, valid and binding according to their terms;

          (e) PRIORITY OF LIEN ON COLLATERAL. Except to the extent to secure the Indebtedness noted in Section 5(i), no chattel mortgage, bill of sale, security agreement, financing statement or other title retention agreement (except those executed in favor of Lender) has been or will be executed with respect to any Collateral as described in the Financing Statement, except as disclosed in the Intercreditor Agreement and Lender hereby acknowledges and agrees that notwithstanding any other provision contained herein the consummation of the lending transaction between any and all Borrowers or Guarantor and Congress Financial Corporation and SouthTrust Bank, as disclosed to Lender in the Intercreditor Agreement and the SouthTrust Bank agreements, as the case may be, will not and does not result in a default hereunder or under any of the other Loan Documents;

          (f) CONFLICTING TRANSACTIONS OF BORROWER. The consummation of the transaction hereby contemplated and the performance of the obligations of Borrower or Guarantor under and by virtue of the Loan Documents will not result in any breach of, or constitute a default under, any lease, bank loan or credit agreement, or other instrument to which Borrower or Guarantor is a party or by which it may be bound or affected;

          (g) TAXES. Borrower certifies that it has filed or caused to be filed all federal, state and other tax returns which, to the best of its knowledge, are required to be filed, and has paid or caused to be paid all taxes as shown on said returns or in any manner due to be paid (including, but not limited to, ad valorem and personal property taxes) or on any assessment received by it and not being contested in good faith, to the extent that such taxes have become due. Borrower further certifies that it has paid all other taxes, levies, and charges of any nature, including any governmental charges.

          (h) PENDING LITIGATION. There are no actions, suits or proceedings pending against Borrower, Guarantor or the Premises, or, to the knowledge of Borrower, circumstances which could lead to a verdict against Borrower or Guarantor in excess of Fifty Thousand and No/100 Dollars ($50,000.00), or involving the validity or enforceability of any of the Loan Documents, before or by any government authority, except actions, suits and proceedings which have been specifically disclosed to and approved by Lender in writing; and to Borrower's knowledge neither Borrower nor Guarantor is not in default with respect to any order, writ, injunction, decree or demand of any court or any governmental authority;

          (i) AVAILABILITY OF UTILITIES. All utility services necessary for the operation of the Improvements for their intended purpose are or will be available at the boundaries of the Premises, including water supply, storm and sanitary sewer facilities, and gas, electric, telephone and solid waste facilities, and Borrower has obtained all necessary permits and permissions required from governmental authorities for unrestricted access to and use of such services in connection with use of the Improvements;

          (j) CONDITION OF PREMISES. The Premises are not now damaged or injured as a result of any fire, explosion, accident, flood or other casualty;

          (k) CONTRACTS. Borrower (including any officer or partner of Borrower) has not as of the date hereof only made any contract or arrangement of any kind the performance of which by the other party thereto would give rise to a lien on the Premises. There have been no amendments or modifications to any of the contracts approved by Lender, except as approved by Lender; and there is in existence no default or grounds for default thereunder;

          (l) AVAILABILITY OF ROADS. To the best of Borrower's knowledge upon due inquiry and investigation, all roads necessary for the full utilization of the Improvements for their intended purposes have either been completed or the necessary rights of way therefor have either been acquired by the appropriate local authorities or have been dedicated to public use and accepted by such local authorities and all necessary steps have been taken by Borrower and such local authorities to assure the complete construction and installation thereof;

          (m) NO DEFAULT. There is no default on the part of Borrower under this Agreement, the Note or the Mortgage, and no event has occurred and is continuing which with notice, or the passage of time, or either, would constitute a default under any provision thereof; and

          (n) AGREEMENTS. Borrower shall comply with all the terms and conditions of the Agreement for Warrant and Intercreditor Agreement.

          (o) COMPLIANCE OF LAWS. The use of the Premises located in Blue Island, Illinois as a phenol production plant and the use of the Premises in Wilmington, North Carolina as a terminal facility do not violate (i) any applicable law, regulation, ordinance or order of any kind whatsoever (including any such laws relating to zoning, building and environmental protection), (ii) any permit or license issued with respect to the respective Premises, or (iii) any condition, easement, right-of-way, covenant or restriction affecting the Premises. To the best of Borrower's knowledge upon due inquiry and investigation, the Premises is in compliance with all applicable laws, regulations, ordinances and orders applicable thereto.

          (p) PERMITS. All necessary and required franchises, licenses, authorizations, registrations, permits and approvals for the use and occupancy of the Premises have been obtained from all Governmental Authorities having jurisdiction over the Premises as to permit the operation of the Premises as herein contemplated. Borrower has provided Lender with true and correct copies of all of the certificates of occupancy and other licenses, permits and approvals respecting the Premises, and such permits and approvals remain in full force and effect without modification or exception.

          (q) PHYSICAL CONDITION OF PREMISES. All of the Improvements are in good condition and repair. Borrower is aware of no latent or patent structural or other significant defect or deficiency in such Improvements. City water supply, storm and sanitary sewers, and electrical, gas and telephone facilities are available to each of the Premises within the boundary lines of the respective Premises, are sufficient to meet the reasonable needs of each of the Premises as now used or contemplated to be used, no other utility facilities are necessary to meet the reasonable needs of each of the Premises as now used, and design and as-built conditions of each of the Premises are such that surface and storm water does not accumulate on the respective Premises and does not drain the respective Premises across land of adjacent property owners. To the best of Borrower's knowledge upon due inquiry and investigation, no part of either Premises is within a flood plain and none of the Improvements create an encroachment over, across or upon any of the Premises boundary lines, rights-of-way or easements, and no building or other improvement on adjoining land create such an encroachment.

     5. ADDITIONAL COVENANTS OF BORROWER. Borrower covenants and agrees with Lender as follows:

          (a) MAINTENANCE OF EXISTENCE. Each Borrower and Guarantor shall at all times preserve, renew and keep in full, force and effect its corporate existence and rights and franchises with respect thereto (other than pursuant to a merger or liquidation permitted hereunder) and maintain in full force and effect all MATERIAL Permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted. Each Borrower and Guarantor shall give Lender thirty (30) days prior written notice of any proposed change in its corporate name, which notice shall set forth the new name and each Borrower and Guarantor shall deliver to Lender a copy of the amendment to the certificate of incorporation of such Borrower or Guarantor providing for the name change certified by the Secretary of State of the jurisdiction of incorporation of such Borrower, Guarantor or Subsidiary as soon as it is available.

          (b) NEW COLLATERAL LOCATIONS. Each Borrower and Guarantor may open any new location within the continental United States provided such Borrower or Guarantor (a) gives Lender thirty (30) days prior written notice of the intended opening of any such new location and (b) executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral at such location. For purposes hereof, a "new location" shall mean any location of Collateral other than those set forth in the Information Certificate.

          (c) COMPLIANCE WITH LAWS, REGULATIONS, ETC. Each Borrower and Guarantor shall at all times, comply in all material respects with all laws, rules, regulations, licenses, Permits, approvals and orders applicable to it and duly observe all requirements of any Federal, State or local Governmental Authority, including ERISA, the Code, the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including all of the Environmental Laws.

          (d) PAYMENT OF TAXES AND CLAIMS. Each Borrower and Guarantor shall duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower or Guarantor, as the case may be, and with respect to which adequate reserves have been set aside on its books. Each Borrower and Guarantor shall be liable for any tax or penalties imposed on Lender as a result of the financing arrangements provided for herein and each Borrower and Guarantor agrees to indemnify and hold Lender harmless with respect to the foregoing, and to repay to Lender on demand the amount thereof, and until paid by Borrowers such amount shall be added and deemed part of the Loans, PROVIDED, THAT, nothing contained herein shall be construed to require Borrowers or Guarantor to pay any income or franchise taxes attributable to the income of Lender from any amounts charged or paid hereunder to Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

          (e) Intentionally Omitted.

          (f) FINANCIAL STATEMENTS AND OTHER INFORMATION.

               (i) Each Borrower and Guarantor shall, keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of Borrowers and Guarantor in accordance with GAAP and Borrowers and Guarantor shall promptly furnish to Lender all such financial and other information as Lender shall reasonably request relating to the Collateral and the assets, business and operations of Borrower and Guarantor, and to notify the auditors and accountants of Borrowers and Guarantor that Lender is authorized to obtain such information directly from them. Without limiting the foregoing, Borrowers and Guarantor shall each furnish or cause to be furnished to Lender, the following: (i) within thirty (30) days after the end of each fiscal month, (A) monthly unaudited consolidated financial statements, and unaudited consolidating financial statements for Guarantor and each Borrower (including in each case balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders' equity), all in reasonable detail, fairly presenting the financial position and the results of the operations of Guarantor and each Borrower as of the end of and through such fiscal month, certified to be correct by the chief financial officer of each of Guarantor and each Borrower, subject to normal year-end adjustments and accompanied by a compliance certificate substantially in the form of Exhibit C hereto, and (B) monthly unaudited consolidated financial statements, and unaudited consolidating financial statements for Borrowers (including in each case balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders' equity), all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrowers as of the end of and through such fiscal month, certified to be correct by the chief financial officer of each of Borrowers, subject to normal year-end adjustments and accompanied by a compliance certificate substantially in the form and content acceptable to Lender along with a schedule in form reasonably satisfactory to Lender of the calculations used in determining, as of the end of such month, whether Borrowers were in compliance with the covenants set forth in Sections 5(i),5(k) and 5(n) and of this Agreement for such month; (ii) within forty-five (45) days after the end of each fiscal quarter, (A) quarterly unaudited consolidated financial statements of Guarantor and each Borrower (including in each case, balance sheets, statements of income and loss and statements of cash flow) and unaudited consolidating financial statements of each Borrower and Guarantor (including in each case, balance sheets, statements of income and loss and statements of cash flow), in each case all in reasonable detail, fairly presenting the financial position and the results of operations of Guarantor and each Borrower as of the end of and through such fiscal quarter, and (B) quarterly unaudited consolidated financial statements of Borrowers (including in each case, balance sheets, statements of income and loss and statements of cash flow) and unaudited consolidating financial statements of Borrowers (including in each case, balance sheets, statements of income and loss and statements of cash flow), in each case all in reasonable detail, fairly presenting the financial position and the results of operations of Borrowers as of the end of and through such fiscal quarter, and
          (iii) within ninety (90) days after the end of each fiscal year, (A) audited consolidated financial statements and audited consolidating financial statements of Guarantor and each Borrower (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of Guarantor and each Borrower as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants, which accountants shall be an independent accounting firm selected by Borrowers and Guarantor and reasonably acceptable to Lender, that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Guarantor and each Borrower as of the end of and for the fiscal year then ended, and (B) audited consolidated financial statements and audited consolidating financial statements of Borrowers (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrowers as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants, which accountants shall be an independent accounting firm selected by Borrowers and Guarantor and reasonably acceptable to Lender, that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Borrowers as of the end of and for the fiscal year then ended.

               (ii) Borrowers and Guarantor shall promptly notify Lender in writing of the details of (i) any loss or damage that involves Collateral having a value in excess of $500,000, (ii) any action, suit or proceeding relating to Collateral having a value in excess of $500,000, (iii) any Material Contract of a Borrower or Guarantor being terminated or amended or any new Material Contract entered into (in which event such Borrower or Guarantor shall provide Lender with a copy of such Material Contract), (iv) any order, judgment or decree in excess of $1,000,000 shall have been entered against a Borrower or Guarantor or any of its properties or assets, (v) any notification of violation of laws or regulations received by a Borrower or Guarantor,
          (vi) any ERISA Event, and (vii) the
          occurrence of any Event of Default or act, condition or event which, with notice or the passage of time or giving of notice or both, would constitute an Event of Default.

               (iii) Borrowers and Guarantor shall promptly after the sending or filing thereof furnish or cause to be furnished to Lender copies of all reports which any Borrower or Guarantor sends to its stockholders generally and copies of all reports and registration statements which any Borrower or Guarantor files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

               (iv) Borrowers and Guarantor shall furnish or cause to be furnished to Lender such budgets, forecasts, projections and other information respecting the Collateral and the businesses of Borrowers and Guarantor, as Lender may, from time to time, reasonably request. Lender is hereby authorized to deliver a copy of any financial statement or any other information relating to the businesses of Borrowers and Guarantor to any court or other Governmental Authority or to any participant or assignee or prospective participant or assignee. Each Borrower and Guarantor hereby irrevocably authorizes and directs all accountants or auditors to deliver to Lender, at Borrowers' expense, copies of the financial statements of Borrowers and Guarantor and any reports or management letters prepared by such accountants or auditors on behalf of Borrowers and Guarantor and to disclose to Lender such information as they may have regarding the businesses of Borrowers and Guarantor. Any documents, schedules, invoices or other papers delivered to Lender may be destroyed or otherwise disposed of by Lender one (1) year after the same are delivered to Lender, except as otherwise designated by Borrowers to Lender in writing.

          (g) SALE OF ASSETS, CONSOLIDATION, MERGER, DISSOLUTIONS, ETC. In determining whether or not to make the Loan secured hereby, Lender examined the credit-worthiness of Borrower, found it acceptable and relied and continues to rely upon same as the means of repayment of the indebtedness secured hereby. Lender also evaluated the background and experience of Borrower in owning and operating property such as the Premises, found it acceptable and relied and continues to rely upon same as the means of maintaining the value of the Premises, which is Lender's security for the Loan. Borrower is an entity well-experienced in borrowing money and owning and operating property such as the Premises, was ably represented by a licensed attorney at law in the negotiation and documentation of the Loan secured hereby and bargained at arm's length and without duress of any kind for all of the terms and conditions of the Loan, including this provision. Borrower recognizes that Lender is entitled to keep its loan portfolio at current interest rates by either making new loans at such rates or collecting assumption fees and/or increasing the interest rate on a loan, the security for which is purchased by a party other than the original Borrower. Borrower further recognizes that any secondary or junior financing placed upon the Premises (a) may divert funds which would otherwise be used to pay the Note secured hereby; (b) could result in acceleration and foreclosure by any such junior encumbrancer which would force Lender to take measures and incur expenses to protect its security;
     (c) would detract from the value of the Premises should any such junior mortgagee come into possession thereof with the intention of selling same; and (d) impair Lender's right to accept a deed in lieu of foreclosure, as a foreclosure by Lender would be necessary to clear the title to the Premises.

     In accordance with the foregoing and for the purposes of (i) protecting Lender's security both of repayment by Borrower and of value of the Premises;
(ii) giving Lender the full benefit of its bargain and contract with Borrower;
(iii) allowing Lender to raise the interest rate and/or collect assumption fees; and (iv) keeping the Premises free of subordinate financing liens, Borrower agrees that if this paragraph be deemed a restraint on alienation, that it is a reasonable one and that, any sale, conveyance, assignment, further encumbrance or other transfer of title to the Premises or any interest therein (whether voluntarily or by operation of law) without Lender's prior written consent, which may be withheld for any reason, shall be an event of default hereunder. For the purpose of, and without limiting the generality of, the preceding sentence, the occurrence at any time of any of the following events shall be deemed to be an unpermitted transfer of title to the Premises and therefore an event of default hereunder:

               (i) any sale, conveyance, assignment, or other transfer of or the grant of a security interest in, all or any part of the title to the Premises, except for Congress Financial Corporation's subordinate mortgage lien encumbering the Blue Island, Illinois property and except as permitted in the Note;

               (ii) any sale, conveyance, assignment or other transfer of any stock, or any other beneficial and/or equity ownership interest in Borrower;

               (iii) the incurrence by Borrower of any new or additional liabilities without the prior written consent of Lender, except as set forth in Section 5(i);

               (iv) except as otherwise set forth herein, (i) the sale, lease, exchange, conveyance or other disposition of all or substantially all of the Guarantor's property or business, or (ii) its merger into or consolidation with any other corporation (other than a wholly-owned subsidiary of the Guarantor), or (iii) any transaction (including a merger or other reorganization) or series of related transactions, in which more than 50% of the voting power of the Guarantor is disposed of.

               (v) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it, EXCEPT, THAT, any Borrower or Guarantor may merge with and into or consolidate with any other Borrower or Guarantor, PROVIDED, THAT, each of the following conditions is satisfied as determined by Lender: (i) Lender shall have received not less than ten (10) Business Days' prior written notice of the intention of such Borrower or Guarantor to so merge or consolidate and such information with respect thereto as Lender may reasonably request, (ii) as of the effective date of the merger or consolidation and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred, (iii) Lender shall have received, true, correct and complete copies of all agreements, documents and instruments relating to such merger, including, but not limited to, the certificate or certificates of merger as filed with each appropriate Secretary of State, (iv) the surviving entity shall, immediately before and immediately after giving effect to such transaction or series of transactions have a net worth (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions) equal to or greater than the net worth of each of the entities involved in such merger immediately prior to such transaction or series of transactions, (v) in the case of the merger of any Borrower, such Borrower as the surviving corporation shall expressly confirm, ratify and assume the Obligations and the Financing Agreements to which it is a party in writing, in form and substance satisfactory to Lender, and execute and deliver such other agreements, documents and instruments as Lender may request in connection therewith, and (vi) each Borrower and Guarantor shall ratify and confirm that its guarantees of the Obligations (and in the case of Borrowers, its joint and several liability, the guarantees of the Obligations of the other Borrowers) shall apply to the Obligations as assumed by such surviving entity;

               (vi) sell, assign, lease, transfer, abandon or otherwise dispose of any Capital Stock or Indebtedness to any other Person or any of the Collateral to any other Person EXCEPT as otherwise provided herein and, FOR,

                    (1) sales of Inventory in the ordinary course of business,

                    (2) the sale or other disposition of Equipment so long as
               (A) any proceeds are paid to Lender for application to the Obligations and (B) as of the date of such sale and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred,

                    (3) the issuance and sale by Guarantor of Capital Stock
               after the date hereof; PROVIDED, THAT, (A) Lender shall have received not less than ten (10) Business Days' prior written notice of such issuance and sale by Guarantor, which notice shall specify the parties to whom such shares are to be sold, the terms of such sale, the total amount which it is anticipated will be realized from the issuance and sale of such stock and the net cash proceeds which it is anticipated will be received by such Borrower or Guarantor, as the case may be, from such sale, (B) Guarantor shall not be required to pay any cash dividends or repurchase or redeem such Capital Stock or make any other payments in respect thereof, except to the extent such dividends, or repurchases or redemptions are otherwise permitted under
               Section 5(k) hereof, (C) the terms of such Capital Stock, and the terms and conditions of the purchase and sale thereof, shall not include any terms that include any limitation on the right of Borrowers to request or receive Loans or Letter of Credit Accommodations or the right of Borrowers to amend or modify any of the terms and conditions of this Agreement or any of the other Financing Agreements or otherwise in any way relate to or affect the arrangements of Borrowers with Lender or are more restrictive or burdensome to Borrowers than the terms of any Capital Stock in effect on the date hereof, (D) any proceeds payable to Guarantor in connection with the issuance and sale of such Capital Stock shall be paid to Lender for application to the Obligations, and (E) as of the date of such issuance and sale and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred;

                    (vii) the issuance of Capital Stock of any Borrower or Guarantor consisting of common stock pursuant to a stock option plan or 401(k) plan of such Borrower or Guarantor for the benefit of its employees, directors and consultants, provided, that, in no event shall such Borrower or Guarantor be required to issue, or shall such Borrower or Guarantor issue, Capital Stock pursuant to such stock option plan or 401(k) plan which would result in a Change of Control or other Event of Default;

                    (1) form or acquire any subsidiaries other than those
               listed on the Information Certificates; and

                    (2) agree to do any of the foregoing (unless such agreement has been consented to in writing by Lender or includes as a condition to the effectiveness of such agreement that Lender's consent thereto be obtained).

     Any consent by Lender, or any waiver of an event of default, under this Paragraph shall not constitute a consent to, or waiver of any right, remedy or power of Lender upon a subsequent event of default under this Paragraph.

          (h) ENCUMBRANCES. Each Borrower and Guarantor shall not create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on the Premises or Collateral, EXCEPT:

               (i) liens and security interests of Lender;

               (ii) liens securing the payment of taxes, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower or Guarantor and with respect to which adequate reserves have been set aside on its books;

               (iii) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of such Borrower's or Guarantor's business to the extent: (A) such liens secure indebtedness which is not overdue or (B) such liens secure indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower or Guarantor, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books;

               (iv) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of real property which do not interfere in any material respect with the use of such real property or ordinary conduct of the business of such Borrower or Guarantor as presently conducted thereon or materially impair the value of the real property which may be subject thereto;

               (v) purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on real property, in each case, acquired after the date hereof so long as such security interests and mortgages do not apply to any property of a Borrower or Guarantor other than the Equipment or real property so acquired, and the Indebtedness secured thereby does not exceed the cost of the Equipment or real property so acquired, as the case may be;

               (vi) pledges and deposits of cash by any Borrower or Guarantor after the date hereof in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security benefits consistent with the practices of Borrowers and Guarantor as of the date hereof;

               (vii) pledges and deposits of cash by Borrowers after the date hereof to secure the performance of tenders, bids, leases, trade contracts (other than for the repayment of Indebtedness), and other similar obligations in each case in the ordinary course of business consistent with the practices of Borrowers and Guarantor as of the date hereof; provided, that, in connection with any performance bonds issued by a surety or other person, the issuer of such bond shall have waived in writing any rights in or to, or other interest in, any of the Collateral in an agreement, in form and substance reasonably satisfactory to Lender;

               (viii) liens arising from (A) operating leases and the precautionary UCC financing statement filings or registrations in respect thereof and (B) equipment or other materials which are not owned by a Borrower located on the premises of such Borrower (but not in connection with, or as part of, the financing thereof) from time to time in the ordinary course of business and consistent with current practices of Borrowers in and the precautionary UCC financing statement filings in respect thereof;

               (ix) liens and security interests set forth on Schedule 5(h)(ix) attached.

               (x) liens and security interests on the Collateral in favor of Congress Financial Corporation to secure the Indebtedness of, among others, Borrowers and Guarantor to Congress Financial Corporation permitted under Section 5(i) below; and

               (xi) liens and security interests on the real property of Guarantor in favor of the SouthTrust Bank to secure the Indebtedness of, among others, Borrowers and Guarantor to SouthTrust permitted under Section 5(i) below.

          (i) INDEBTEDNESS. Each Borrower and Guarantor shall not incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness, except for:

               (i) the Obligations;

               (ii) purchase money Indebtedness (including Capital Leases) arising after the date hereof to the extent secured by purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on real estate not to exceed $500,000 in the aggregate at any time outstanding so long as such security interests and mortgages do not apply to any property of such Person other than the Equipment or real estate so acquired, and the Indebtedness secured thereby does not exceed the cost of the Equipment or real estate so acquired, as the case may be;

               (iii) unsecured Indebtedness of a Borrower to any other Borrower arising after the date hereof pursuant to loans by such Borrower to such other Borrower to the extent permitted under Section 5(j)(iv) hereof;

               (iv) unsecured Indebtedness of a Borrower to any Guarantor arising after the date hereof pursuant to loans by such Guarantor to such Borrower to the extent permitted under Section 5(j)(v) hereof;

               (v) unsecured Indebtedness of a Guarantor or a Subsidiary of any Guarantor or any Borrower (other than a Borrower) to any Borrower arising after the date hereof pursuant to loans by such Borrower to such Guarantor or a Subsidiary of such Guarantor to the extent permitted under Section 5(j)(vi) hereof,

               (vi) Indebtedness of any Subsidiary of Guarantor, other than Borrowers and Guarantor, PROVIDED, THAT, (i) as to any such Indebtedness, Borrowers and Guarantor shall not be directly or indirectly liable (by virtue of such Borrower or Guarantor being the primary obligor on, guarantor of, or otherwise liable in any respect of such Indebtedness), and (ii) the occurrence of a default with respect thereto shall not result in, or permit any holder of any Indebtedness of any Borrower or Guarantor to declare a default on Indebtedness of any Borrower or Guarantor or cause the payment thereof to be accelerated or payable prior to its stated maturity;

               (vii) Indebtedness of Borrowers, Guarantor or any of their respective Subsidiaries under swap agreements, cap agreements, collar agreements, exchange agreements, futures or forward hedging contracts or similar contractual arrangements intended to protect a Person against fluctuations in interest rates, currency exchange rates or the price of raw materials used or produced in the business of any Borrower; PROVIDED, THAT, such arrangements are with banks or other financial institutions that have combined capital and surplus and undivided profits of not less than US$250,000,000 and are not for speculative purposes and such Indebtedness shall be unsecured;

               (viii) Indebtedness of Borrowers to Congress Financial Corporation ("Revolving Loan Lender") evidenced by or arising under the Revolving Loan Lender Agreements (as in effect on the date hereof), PROVIDED, THAT:

                    (a) the aggregate principal amount of such Indebtedness
               shall not exceed $20,000,000, less the aggregate amount of all repayments, repurchases or redemptions thereof, whether optional or mandatory, plus interest thereon at the applicable rates provided in the Revolving Loan Lender agreements in effect on the date hereof,

                    (b) as of the date hereof, no default or event of default, or event which with notice or passage of time or both would constitute an event of default exists or has occurred under any of the Revolving Loan Lender agreements;

                    (c) Borrowers and Guarantor shall not, directly or
               indirectly, make, or be required to make, any payments in respect of such Indebtedness, EXCEPT, THAT, Borrowers may make regularly scheduled payments of principal, interest and fees, on an unaccelerated basis, in respect of such Indebtedness in accordance with the terms of the Revolving Loan Lender agreements as in effect on the date hereof;

                    (d) Borrowers and Guarantor shall not, directly or
               indirectly, amend, modify, alter or change any of the material terms of such Indebtedness or any of the Revolving Loan Lender agreements as in effect on the date hereof, EXCEPT, THAT, Borrowers may, after prior written notice to Lender, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness other than pursuant to payments thereof, or to reduce the interest rate or any fees in connection therewith, or to make the provisions thereof less restrictive or burdensome than the terms or conditions of the Revolving Loan Lender agreements as in effect on the date hereof; and

                    (e) Borrowers shall furnish to Lender all notices or demands in connection with such Indebtedness either received by any Borrower or Guarantor or on its behalf promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf concurrently with the sending thereof, as the case may be;

               (ix) Indebtedness of Borrowers and Guarantor to SouthTrust Bank evidenced by or arising under the SouthTrust Bank agreements (as in effect on the date hereof), PROVIDED, THAT:

                    (a) the aggregate principal amount of such Indebtedness
               shall not exceed $1,885,000.00, less the aggregate amount of all repayments, repurchases or redemptions thereof, whether optional or mandatory, plus interest thereon at the applicable rates provided in the SouthTrust Bank agreements in effect on the date hereof,

                    (b) as of the date hereof, no default or event of default, or event which with notice or passage of time or both would constitute an event of default exists or has occurred under any of the SouthTrust Bank agreements;

                    (c) Borrowers and Guarantor shall not, directly or
               indirectly, make, or be required to make, any payments in respect of such Indebtedness, EXCEPT, THAT, Borrowers may make regularly scheduled payments of principal, interest and fees, on an unaccelerated basis, in respect of such Indebtedness in accordance with the terms of the SouthTrust Bank agreements as in effect on the date hereof;

                    (d) Borrowers and Guarantor shall not, directly or
               indirectly, amend, modify, alter or change any of the material terms of such Indebtedness or any of the SouthTrust Bank agreements as in effect on the date hereof, EXCEPT, THAT, Borrowers may, after prior written notice to Lender, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness other than pursuant to payments thereof, or to reduce the interest rate or any fees in connection therewith, or to make the provisions thereof less restrictive or burdensome than the terms or conditions of the SouthTrust Bank agreements as in effect on the date hereof; and

                    (e) Borrowers shall furnish to Lender all notices or demands in connection with such Indebtedness either received by any Borrower or Guarantor or on its behalf promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf concurrently with the sending thereof, as the case may be;

               (x) Indebtedness of Borrowers or Guarantor evidenced by or arising under the Subordinated Notes (as in effect on the date hereof), PROVIDED, THAT:

                    (a) the aggregate principal amount of such Indebtedness
               shall not exceed $200,000.00, less the aggregate amount of all repayments, repurchases or redemptions thereof, whether optional or mandatory, plus interest thereon at the applicable rates provided in the Subordinated Notes in effect on the date hereof,

                    (b) as of the date hereof, no default or event of default, or event which with notice or passage of time or both would constitute an event of default exists or has occurred under any of the Subordinated Notes;

                    (c) such Indebtedness is and shall remain unsecured;

                    (d) such Indebtedness is, in all respects, subject to, and subordinate in right of payment to, the right of Lender to receive the prior indefeasible payment and satisfaction in full of all of the Obligations;

                    (e) Borrowers shall not, directly or indirectly, make, or be required to make, any payments in respect of such Indebtedness;

                    (f) Borrowers shall not, directly or indirectly, (A) amend, modify, alter or change any of the material terms of such Indebtedness or any of the Subordinated Notes as in effect on the date hereof, EXCEPT, THAT, Borrowers may, after prior written notice to Lender, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness other than pursuant to payments thereof, or to reduce the interest rate or any fees in connection therewith, or to make the provisions thereof less restrictive or burdensome than the terms or conditions of the Subordinated Notes as in effect on the date hereof, or (B) make optional prepayments of principal or redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and

                    (g) Borrowers shall furnish to Lender all notices or demands in connection with such Indebtedness either received by any Borrower or Guarantor or on its behalf promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf concurrently with the sending thereof, as the case may be; and

               (xi) the unsecured Indebtedness of Borrowers, Guarantor and their Subsidiaries set forth on Schedule 5(xi) hereto; PROVIDED, THAT, (i) the Borrower, Guarantor or Subsidiary obligated on such Indebtedness may only make regularly scheduled or other mandatory payments of principal and interest in respect of such Indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such Indebtedness as in effect on the date hereof, (ii) Borrowers, Guarantor and Subsidiaries shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof EXCEPT, THAT, Borrowers may, after prior written notice to Lender, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) Borrowers and Guarantor shall furnish to Lender all notices or demands in connection with such Indebtedness either received by a Borrower or Guarantor or on its behalf, promptly after the receipt thereof, or sent by a Borrower or Guarantor or on its behalf, concurrently with the sending thereof, as the case may be.

               (xii) the Indebtedness set forth on Schedule 5(h)(ix) attached hereto; provided, that, (i) Borrowers may only make regularly scheduled payments of principal and interest in respect of such Indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such Indebtedness as in effect on the date hereof, (ii) Borrowers shall not, directly or indirectly,
          (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof except, that, Borrowers may, after prior written notice to Lender, amend, modify, alter or change the terms thereof so as to (1) extend the maturity thereof, or (2) defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or (3) reduce the interest rate or any fees in connection therewith, (4) make any covenants contained therein less restrictive or burdensome as to such Borrower, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose (except with the proceeds of Refinancing Indebtedness with respect thereto), and (iii) Borrowers shall furnish to Lender all material notices or demands in connection with such Indebtedness either received by Borrower or on its behalf, promptly after the receipt thereof, or sent by such Borrower or on its behalf, concurrently with the sending thereof, as the case may be; and

               (xiii) Indebtedness of any Borrower, Guarantor or its Subsidiaries arising pursuant to loans permitted under Section 5(j) hereof.

          (j) LOANS, INVESTMENTS, GUARANTEES, ETC. Each Borrower and Guarantor shall not directly or indirectly, make any loans or advance money or property to any Person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the Capital Stock or Indebtedness or all or a substantial part of the assets or property of any person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the Indebtedness, performance, obligations or dividends of any Person, or form or acquire any Subsidiaries or agree to do any of the foregoing, EXCEPT:

               (i) the endorsement of instruments for collection or deposit in the ordinary course of business;

               (ii) investments in cash or Cash Equivalents, PROVIDED, THAT, (i) no Loans are then outstanding and (ii) as to any of the foregoing, unless waived in writing by Lender, each Borrower and Guarantor shall take such actions as are deemed necessary by Lender to perfect the security interest of Lenders in such investments;

               (iii) guarantees by each Borrower and Guarantor of the Obligations of any Borrower in favor of Lender;

               (iv) loans by a Borrower, Guarantor or any Subsidiary of a Borrower or Guarantor to a Borrower, Guarantor or Subsidiary of a Borrower or Guarantor after the last day of the month immediately prior to the date hereof, provided, that,

                    (a) as to all of such loans, (A) within forty-five (45) days after the end of each fiscal month, Borrowers shall provide to Lender a report in form and substance satisfactory to Lender of the outstanding amount of such loans as of the last day of the immediately preceding month and indicating any loans made and payments received during the immediately preceding month, (B) the Indebtedness arising pursuant to any such loan shall not be evidenced by a promissory note or other instrument, unless the single original of such note or other instrument is promptly delivered to Lender upon its request to hold as part of the Collateral, with such endorsement and/or assignment by the payee of such note or other instrument as Lender may require, (C) as of the date of any such loan and after giving effect thereto, the Borrower or Guarantor making such loan shall be Solvent, and (D) as of the date of any such loan and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing,

                    (b) as to loans by a Guarantor or any Subsidiary of a
               Guarantor (other than a Borrower) to a Borrower, (A) the Indebtedness arising pursuant to such loan shall be subject to, and subordinate in right of payment to, the right of Lender to receive the prior final payment and satisfaction in full of all of the Obligations on terms and conditions acceptable to Lender,
               (B) promptly upon Lender's request, Lender shall have received a subordination agreement, in form and substance satisfactory to Lender, providing for the terms of the subordination in right of payment of such Indebtedness of such Borrower to the prior final payment and satisfaction in full of all of the Obligations, duly authorized, executed and delivered by such Guarantor or Subsidiary (as the case may be) and such Borrower, and (C) such Borrower shall not, directly or indirectly make, or be required to make, any payments in respect of such Indebtedness;

                    (c) INTENTIONALLY OMITTED;

                    (d) as to such loans by a Guarantor or any Subsidiary of a
               Guarantor (other than a Borrower) to a Subsidiary of Guarantor (other than Borrowers and Guarantor) in no event shall the aggregate amount of all such loans exceed $12,000,000.00;

                    (e) as to such loans by a Subsidiary of a Guarantor (other than a Borrower) to a Guarantor, (A) the Indebtedness arising pursuant to such loan shall be subject to, and subordinate in right of payment to, the right of Lender to receive the prior final payment and satisfaction in full of all of the Obligations on terms and conditions acceptable to Lender, and (B) promptly upon Lender's request, Lender shall have received a subordination agreement, in form and substance satisfactory to Lender, providing for the terms of the subordination in right of payment of such Indebtedness of such Guarantor to the prior final payment and satisfaction in full of all of the Obligations, duly authorized, executed and delivered by such Subsidiary and such Guarantor;

                    (f) subject to Section 5(j)(iv) above and Section 5(l)
               below, any Borrower or Guarantor (or any of their respective Subsidiaries) may acquire and hold receivables owing to them in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

               (v) the existing equity investments of Borrowers, Guarantor and their Subsidiaries as of the date hereof in their respective Subsidiaries, provided, that, Borrowers and Guarantor shall have no further obligations or liabilities to make any capital contributions or other additional investments or other payments to or in or for the benefit of any of such Subsidiaries;

               (vi) stock or obligations issued to any Borrower or Subsidiary by any Person (or the representative of such Person) in respect of Indebtedness of such Person owing to any Borrower or Subsidiary in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a composition or readjustment of the debts of such Person; provided, that, prior to an Event of Default, if the amount or value thereof is greater than $100,000.00, and after an Event of Default, regardless of the amount or value thereof, the original of any such stock or instrument evidencing such obligations to a Borrower, Guarantor or any Subsidiary shall be promptly delivered to Lender, upon Lender's request, together with such stock power, assignment or endorsement by such Borrower or as Lender may request;

               (vii) obligations of account debtors to any Borrower or Subsidiary arising from Accounts which are past due evidenced by a promissory note made by such account debtor payable to such Borrower or Subsidiary, as the case may be; provided, that, prior to an Event of Default, if the amount of such note is greater than $250,000.00, and after an Event of Default, regardless of the amount thereof, promptly upon the receipt of the original of any such promissory note by a Borrower to a Borrower, Guarantor or any Subsidiary such promissory note shall be endorsed to the order of Lender by such Borrower to a Borrower, Guarantor or any Subsidiary and promptly delivered to Lender as so endorsed;

               (viii) loans or advances by any Borrower, Guarantor or any of their respective Subsidiaries to any of its employees, after the date hereof, not to exceed the principal amount of $25,000.00 in the aggregate at any time outstanding in the ordinary course of such Borrower's, Guarantor's or Subsidiary's business for reasonable and necessary work-related travel and other ordinary business expenses to be incurred by such employees in connection with their employment with such Borrower, Guarantor or Subsidiary, as the case may be;

               (ix) unsecured guarantees by any Borrower or Guarantor of the Indebtedness of any Borrower, Guarantor or any of their respective Subsidiaries permitted under Section 5(i)(ii) hereof;

               (x) any investments of any Borrower, Guarantor or any of their respective Subsidiaries in swap agreements, cap agreements, collar agreements, exchange agreements futures or forward hedging contracts or similar contractual arrangements intended to protect a Person against fluctuations in interest rates, currency exchange rates or the price of raw materials and other chemical products used or produced in the business of any Borrower; provided, that, such arrangements are with banks or other financial institutions that have combined capital and surplus and undivided profits of not less than the $250,000,000 and are not for speculative purposes and are unsecured;

               (xi) the guarantee by Guarantor in favor of SASOL North America Inc. with respect to the obligations of JLM Marketing, Inc. to SASOL North America Inc. pursuant to the terms of the Asset Purchase Agreement, dated May 23, 2001, by and among Guarantor, Marketing and SASOL North America Inc. (as in effect on the date hereof);

               (xii) the existing loans, advances and guarantees set forth on
          Schedule 5(j)(xii) hereto, provided, that, as to such loans, advances and guarantees, (i) Borrowers or Guarantor, as the case may be, shall not, directly or indirectly, amend, modify, alter or change in any material respect the terms of such loans, advances or guarantees or any agreement, document or instrument related thereto, or as to such guarantees, redeem, retire, defease, purchase or otherwise acquire such guarantee or set aside or otherwise deposit or invest any sums for such purpose (except as expressly required pursuant to the terms thereof or pursuant to regularly scheduled payments permitted herein) and (ii) Borrowers shall furnish to Lender all notices or demands in connection with such loans, advances or guarantees received by a Borrower, Guarantor or Subsidiary or on its behalf, promptly after the receipt thereof.

          (k) DIVIDENDS AND REDEMPTIONS. Each Borrower and Guarantor shall not directly or indirectly, declare or pay any dividends on account of any shares of class of Capital Stock of such Borrower or Guarantor now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing, except, that any Borrower or Guarantor may pay dividends or may redeem or repurchase any of its Capital Stock for consideration consisting of common stock.

          (l) TRANSACTIONS AND AFFILIATES. Each Borrower and Guarantor shall not directly or indirectly:

               (i) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, employee, shareholder, director, agent or any other Affiliate, except (i) in the ordinary course of and pursuant to the reasonable requirements of such Borrower's, Guarantor's or Subsidiary's business (as the case may be) and upon fair and reasonable terms no less favorable to such Borrower, Guarantor or Subsidiary than it would obtain in a comparable arm's length transaction with a person that is not an Affiliate , (ii) the loans and advances permitted by Sections 5(j)(iv) hereof and (iii) accounts receivable of Borrowers in respect of which any Subsidiary of Borrowers or any Guarantor is the account debtor (the "Intercompany Accounts Receivable"), provided, that, (A) as of the date of the creation of any such Intercompany Account Receivable and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred, and Intercompany Accounts Receivable outstanding at anytime shall not, at any time exceed $1,500,000.00; or

               (ii) make any payments of management, consulting or other fees for management or similar services, or of any Indebtedness owing to any officer, employee, shareholder, director or any other Affiliate of any Borrower or Guarantor except (i) reasonable compensation to officers, employees and directors for services rendered to such Borrower, Guarantor or Subsidiary, as the case may be, in the ordinary course of business, and (ii) payments by a Borrower to any other Borrower in respect of Indebtedness arising pursuant to loans made by such Borrower to the extent such Indebtedness is permitted under
          Section 5(i) hereof.

          (m) COMPLIANCE WITH ERISA. Each Borrower shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal and State law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) not terminate any of such Plans so as to incur any liability to the Pension Benefit Guaranty Corporation; (d) not allow or suffer to exist any prohibited transaction involving any of such Plans or any trust created thereunder which would subject Borrower or such ERISA Affiliate to a tax or penalty or other liability on prohibited transactions imposed under Section 4975 of the Code or ERISA; (e) make all required contributions to any Plan which it is obligated to pay under Section 302 of ERISA, Section 412 of the Code or the terms of such Plan; (f) not allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such Plan; or (g) allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such Plan that is a single employer plan, which termination could result in any liability to the Pension Benefit Guaranty Corporation.

          (n) ADJUSTED TANGIBLE NET WORTH. Borrowers and JLM Marketing, Inc. on a consolidated basis, shall at all times maintain Adjusted Tangible Net Worth of not less than $16,000,000.00.

          (o) END OF FISCAL YEARS: FISCAL QUARTERS. Guarantor shall, for financial reporting purposes, cause its, (a) fiscal years to end on December 31 of each year and (b) fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.

          (p) CHANGE IN BUSINESS. Guarantor and its Subsidiaries shall not engage in any business other than the businesses of Guarantor and its Subsidiaries on the date hereof and any business reasonably related, ancillary or complimentary to the business in which Guarantor and its Subsidiaries are engaged on the date hereof.

          (q) LIMITATION OF RESTRICTIONS AFFECTING SUBSIDIARIES. Each Borrower and Guarantor shall not, directly, or indirectly, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or limits the ability of any Subsidiary of such Borrower or Guarantor to (a) pay dividends or make other distributions or pay any Indebtedness owed to such Borrower, Guarantor or any Subsidiary of such Borrower or Guarantor; (b) make loans or advances to such Borrower, Guarantor or any Subsidiary of such Borrower or Guarantor, (c) transfer any of its properties or assets to such Borrower, Guarantor or any Subsidiary of such Borrower or Guarantor; or (d) create, incur, assume or suffer to exist any lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than encumbrances and restrictions arising under (i) applicable law,
     (ii) this Agreement, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of such Borrower, Guarantor or any of its Subsidiaries, (iv) customary restrictions on dispositions of real property interests found in reciprocal easement agreements of such Borrower, Guarantor or its Subsidiary, (v) any agreement relating to permitted Indebtedness incurred by a Subsidiary of such Borrower or Guarantor prior to the date on which such Subsidiary was acquired by such Borrower or Guarantor and outstanding on such acquisition date, and (vi) the extension or continuation of contractual obligations in existence on the date hereof; provided, that, any such encumbrances or restrictions contained in such extension or continuation are no less favorable to Lender than those encumbrances and restrictions under or pursuant to the contractual obligations so extended or continued.

          (r) FURTHER ASSURANCES. At the request of Lender at any time and from time to time, each Borrower and Guarantor shall, at its expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Where permitted by law, each Borrower and Guarantor hereby authorizes Lender to execute and file one or more UCC financing statements signed only by Lender.

          (s) CONSTRUCTION LIENS. Borrower will allow no work or construction to be commenced on the Land, or goods specially fabricated for incorporation therein, which has not been fully paid for prior to the recording of the Mortgage which could constitute a lien on the Premises, and (ii) will comply with all provisions of the any applicable construction lien law, including but not limited to, payment and notice provisions contained therein. Borrower shall save and hold Lender harmless from the claims of any construction lien or equitable lien and pay promptly upon demand any loss or losses which Lender may incur as a result of the filing of any such lien, including the reasonable cost of defending same and the Lender's reasonable attorneys' fees in connection therewith.

          (t) DEBT SERVICE COVERAGE RATIO REQUIREMENTS. Based on the consolidated financial statements, the Group must exhibit and maintain at all times a minimum Debt Service Coverage Ratio of no less than 1.20:1 for the first year, which will be calculated on a rolling month basis. Commencing June 27, 2002, and at all times while the indebtedness is outstanding thereafter, the Group must exhibit and maintain at all times a minimum Debt Service Coverage Ratio of not less than 1.75:1. The term "Debt Service Coverage Ratio" shall mean the ratio of "Net Operating Income" to "Annual Debt Service". The term "Net Operating Income" shall mean all of the Group's income from the operation and management of their businesses after deducting all operating expenses and unfinanced capital expenditures but prior to the deduction of income taxes, depreciation and financing expenses. The term capital expenditures shall be determined in accordance with generally accepted accounting principles. The term "Annual Debt Service" shall mean all principal, interest and other payments due by the Group on all indebtedness incurred by the Group.

          (u) CONDITION OF PREMISES. Borrower shall keep and maintain the Premises in good order, condition and repair and shall make, as and when the same shall become necessary, all structural and non-structural, exterior and interior, ordinary and extraordinary, foreseen and unforeseen, repairs and maintenance necessary or appropriate. Borrower shall suffer or commit no waste upon the Premises or any portion thereof. Borrower shall, at its expense, promptly repair, restore, replace or rebuild any part of the Premises which may be damaged or destroyed by any casualty or as the result of any taking under the power of eminent domain to the extent permitted given the size, scope and extent of taking. Borrower shall cause all repairs, maintenance, rebuilding, replacement or restoration to be (in the opinion of Lender) of substantially equivalent quality. Borrower shall not cause, suffer or permit the construction of any material buildings, structures, or improvements on the Premises without the prior written consent of Lender to the proposed construction as well as the plans and specifications relating thereto. None of the buildings, structures, or improvements erected or located on the Premises shall be removed, demolished or substantially or structurally altered in any material respect without the prior written consent of Lender.

          (v) ENVIRONMENTAL COMPLIANCE REPORTS. Commencing on November 1, 2001, and continuing on the 1st day of every fourth month thereafter, Borrower shall deliver to Lender, for its review and approval, Environmental Compliance Reports, which must be in form and content acceptable to Lender.

     6. DEFAULT. Upon the occurrence of any of the following events (the Events of Default) Lender may at s option exercise any of its remedies set forth herein:

          (a) AGREEMENT FOR WARRANT. The occurrence of a default, not cured within any applicable cure period under the Agreement for Warrant;

          (b) BANKRUPTCY. If there is filed by or against Borrower a petition in bankruptcy or a petition for the appointment of a receiver or trustee of the property of Borrower, and any such petition not filed by Borrower is not dismissed within sixty (60) days of the date of filing, or if Borrower files a petition for reorganization under any of the provisions of the Bankruptcy Code or of any similar law, state, federal, or foreign, or if Borrower makes a general assignment for the benefit of creditors or makes any insolvency assignment or is adjusted insolvent by any court of competent jurisdiction;

          (c) BREACH OF COVENANTS, WARRANTIES AND REPRESENTATIONS. If any warranty or representation made by Borrower in this Agreement or pursuant to the terms hereof shall at any time be false or misleading in any material respect, or if Borrower shall fail to keep, observe or perform any of the terms, covenants, representations or warranties contained in this Agreement, the Note, the Mortgage, the Commitment or any other document given in connection with the Loan or development of the Premises, including without limitation, any default under any loan between Lender and Borrower, (provided, that with respect to non-monetary defaults, Lender shall give written notice to Borrower, who shall have ten (10) days to cure after notice thereof, or if such default cannot be cured within such ten (10) day period, Borrower shall have thirty (30) days to cure same provided Borrower diligently and continuously pursues the cure of such default), or is unable or unwilling to meet its obligations thereunder;

          (d) INTERCREDITOR AGREEMENT. The occurrence of a default, not cured within any applicable period under the Intercreditor Agreement by any party other than Lender;

          (e) MATERIAL ADVERSE CHANGE OF BORROWER OR GUARANTOR. If any material adverse change shall occur in the financial condition of Borrower or Guarantor at any time during the term of the Loan from the financial condition revealed in statements already presented to and accepted by Lender, however, Lender shall not exercise any such rights unreasonably;

          (f) CROSS-DEFAULT. The occurrence of a default not cured within any applicable cure period under any other loan extended to Borrower or an affiliate to Borrower by Lender;

          (g) CONGRESS FINANCIAL CORPORATION LOAN. The occurrence of a default not cured within any applicable period under that certain Loan and Security Agreement executed by Borrower in favor of Congress Financial Corporation or any other loan documents evidencing or securing the Loan and Security Agreement; or

          (h) CONTRACT. The occurrence of a default, not cured within any applicable cure period under the License Agreement, the Collateral Assignment of License Agreement, the Collateral Assignment of JLM Marketing Acetone Contract, or the JLM Marketing Acetone Contract.

     7. REMEDIES OF LENDER. Upon the happening of an Event of Default beyond any applicable grace period, then Lender may, at its option:

          (a) Cancel this Agreement;

          (b) Commence an appropriate legal or equitable action to enforce performance of this Agreement;

          (c) Accelerate the payment of the Note and the Loan and any other sums secured by the Mortgage, and commence appropriate legal and equitable action to foreclose the Mortgage and collect all such amounts due Lender;

          (d) Exercise all rights under the Agreements, and thereafter lease or let the Premises; and take such action as may be reasonable to preserve and protect the Premises; or

          (e) Exercise any other rights or remedies Lender may have under the Mortgage or other Loan Documents referred to in this Agreement or executed in connection with the Loan or which may be available under applicable law.

     8. INDEMNITY. Borrower shall protect, indemnify and defend and save harmless Lender and its directors, officers, agents and employees from and against any and all loss, cost, liability (including negligence, tort and strict liability), expense, damage, suits or demands (including fees and disbursements of counsel) on account of any suit or proceeding before any Governmental Authority which arises from the transactions contemplated in this Agreement, any other Loan Document or otherwise arising in connection with or relating to the Loan and any security therefor, unless such suit, claim or damages are caused by the gross negligence or intentional malfeasance of Lender or its directors, officers, agents or employees. Upon receiving knowledge of any suit, claim or demand asserted by a third-party that Lender believes is covered by this indemnity, Lender shall give Borrower timely notice of the matter and an opportunity to defend it, at Borrower's sole cost and expense with legal counsel acceptable to Lender. Lender may, at its option, also require Borrower to so defend the matter. The obligations of Borrower hereunder shall survive the termination of this Agreement and repayment of the obligations.

     9. GENERAL TERMS. The following shall be applicable throughout the period of this Agreement or thereafter as provided herein:

          (a) BORROWER IS NOT LENDER'S AGENT. Nothing in this Agreement, the Note, the Mortgage or any other Loan document shall be construed to make the Borrower the Lender's agent for any purpose whatsoever, or the Borrower and Lender partners, or joint or co-venturers, and the relationship of the parties shall, at all times, be that of debtor and creditor.

          (b) LENDER NOT LIABLE FOR DAMAGE OR LOSS. All inspections and other services rendered by or on behalf of Lender shall be rendered solely for the protection and benefit of the Lender. Neither Borrower nor other third persons shall be entitled to claim any loss or damage against the Lender or against its agents or employees for failure to properly discharge their duties.

          (c) INDEMNIFICATION FROM THIRD PARTY CLAIMS. Borrower shall indemnify Lender from any liability, claims or losses resulting from the disbursement of the Loan proceeds or from the condition of the Premises whether related to the quality of construction or otherwise, and whether arising during or after the term of the Loan, except for any liability, claim or loss resulting solely from Lender's action occurring after a foreclosure by Lender or acceptance of a deed-in-lieu of foreclosure. This provision shall survive the repayment of the Loan and shall continue in full force and effect so long as the possibility of such liability, claims, or losses exists.

          (d) EVIDENCE OF SATISFACTION OF CONDITIONS. Lender shall, at all times, be free independently to establish to its good faith and satisfaction, and in its absolute discretion, the existence or nonexistence of a fact or facts which are disclosed in documents or other evidence required by the terms of this Agreement.

          (e) HEADINGS. The headings of the sections, paragraphs and subdivisions of this Agreement are for the convenience of reference only, and shall not limit or otherwise affect any of the terms hereof.

          (f) INVALID PROVISIONS TO AFFECT NO OTHERS. If performance of any provision hereof or any transaction related hereto is limited by law, then the obligation to be performed shall be reduced accordingly; and if any clause or provision herein contained operates or would prospectively operate to invalidate this Agreement in part, then the invalid part of said clause or provision only shall be held for naught, as though not contained herein, and the remainder of this Agreement shall remain operative and in full force and effect.

          (g) APPLICATION OF INTEREST TO REDUCE PRINCIPAL SUMS DUE. In the event that any charge, interest or late charge is above the maximum rate provided by law, then any excess amount over the lawful rate shall be applied by Lender to reduce the principal sum of the Loan or any other amounts due Lender hereunder.

          (h) GOVERNING LAW. The laws of the State of Florida shall govern the interpretation and enforcement of this Agreement.

          (i) NUMBER AND GENDER. Whenever the singular or plural number, masculine or feminine or neuter gender is used herein, it shall equally include the others and shall apply jointly and severally.

          (j) PRIOR AGREEMENT. To the extent necessary, this Agreement shall be deemed to be an amendment to the Commitment or any prior loan agreement between Borrower and Lender, and in the event of a conflict between the terms of this Agreement and of the Commitment or any such prior agreement, the terms of this Agreement shall govern.

          (k) WAIVER. If Lender shall waive any provisions of the Loan Documents, or shall fail to enforce any of the conditions or provisions of this Agreement, such waiver shall not be deemed to be a continuing waiver and shall never be construed as such; and Lender shall thereafter have the right to insist upon the enforcement of such conditions or provisions. Furthermore, no provision of this Agreement shall be amended, waived, modified, discharged or terminated, except by instrument in writing signed by the parties hereto.

          (l) NOTICES. All notices from the Borrower to Lender and Lender to Borrower required or permitted by any provision of this Agreement shall be in writing and sent by registered or certified mail and addressed as follows:

                    TO BORROWER:    JLM Chemicals, Inc.
                                    JLM Terminals, Inc.
                                    JLM Realty, Inc.
                                    c/o JLM Industries
                                    8675 Hidden River Parkway
                                    Tampa, Florida 33637

                    LENDER:         GATX Capital Corp.
                                    500 West Monroe
                                    Chicago, Illinois 60661-3676
                                    Attn: Vice President, Commercial Real Estate


Such addresses may be changed by such notice to the other party.

          (m) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding on the parties hereto and their heirs, legal representatives, successors and assigns; but nothing herein shall authorize the assignment hereof by the Borrower.

          (n) WAIVER OF JURY TRIAL. LENDER AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THIS AGREEMENT.

                                                  ------------------------
                                                  Borrower's Initials

         IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be executed on this 28th day of June, 2001.

                                       "BORROWER":
                                        --------

                                       JLM CHEMICALS, INC., a Delaware
                                       corporation


                                       By: /s/ Michael E. Hayes
                                          --------------------------------------
                                       Print Name: Michael E. Hayes
                                       Its: Vice President

                                       Address:     8675 Hidden River Parkway
                                                    Tampa, Florida  33637


                                       JLM REALTY, INC., a North Carolina
                                       corporation


                                       By: /s/ Michael E. Hayes
                                          --------------------------------------
                                       Print Name: Michael E.Hayes
                                       Its: Vice President

                                       Address:     8675 Hidden River Parkway
                                                    Tampa, Florida  33637


                                       JLM TERMINALS, INC., a North Carolina
                                       corporation


                                        By: /s/ Michael E. Hayes
                                           -------------------------------------
                                        Print Name: Michael E. Hayes
                                        Its: Vice President

                                        Address: 8675 Hidden River Parkway
                                                 Tampa, Florida  33637

                                        "GUARANTOR":
                                         ---------

                                        JLM INDUSTRIES, INC., a Delaware
                                        corporation


                                        By: /s/ Michael E. Hayes
                                           -------------------------------------
                                        Print Name: Michael E. Hayes
                                        Its: Vice President

                                        Address: 8675 Hidden River Parkway
                                                 Tampa, Florida  33637


                                        "LENDER":
                                         ------

                                        GATX CAPITAL CORPORATION, a Delaware
                                        corporation


                                        By:_________________/s/_________________
                                        Print Name:
                                                   -----------------------------
                                        Its:
                                            ------------------------------------

STATE OF FLORIDA
COUNTY OF _________________

     The foregoing document was acknowledged before me this ______ day of June, 2001 by _______________________, as ____________________ of JLM CHEMICALS, INC.,
a Delaware corporation, on behalf of the corporation. He/she is personally known to me or has produced ____________________________ as identification.


                                       -----------------------------------------
                                       NOTARY PUBLIC
                                       Name:
                                            ------------------------------------
                                       Serial #:
                                                --------------------------------
                                       My Commission Expires:
                                                             -------------------

STATE OF FLORIDA
COUNTY OF _________________

     The foregoing document was acknowledged before me this ______ day of June, 2001 by _______________________, as ____________________ of JLM TERMINALS, INC.,
a North Carolina corporation, on behalf of the corporation. He/she is personally known to me or has produced ____________________________ as identification.


                                       -----------------------------------------
                                       NOTARY PUBLIC
                                       Name:
                                            ------------------------------------
                                       Serial #:
                                                --------------------------------
                                       My Commission Expires:
                                                             -------------------


STATE OF FLORIDA
COUNTY OF _________________

     The foregoing document was acknowledged before me this ______ day of June, 2001 by _______________________, as ____________________ of JLM REALTY, INC., a
North Carolina corporation, on behalf of the corporation. He/she is personally known to me or has produced ____________________________ as identification.


                                       -----------------------------------------
                                       NOTARY PUBLIC
                                       Name:
                                            ------------------------------------
                                       Serial #:
                                                --------------------------------
                                       My Commission Expires:
                                                             -------------------


STATE OF FLORIDA
COUNTY OF _______________

     The foregoing instrument was acknowledged before me this ____ day of June, 2001, by __________________, as _________________ of JLM INDUSTRIES, INC., a
Delaware corporation, on behalf of the corporation. He/She is personally known to me or who has produced _____________________ as identification.


                                       -----------------------------------------
                                       NOTARY PUBLIC
                                       Name:
                                            ------------------------------------
                                       Serial #:
                                                --------------------------------
                                       My Commission Expires:
                                                             -------------------


STATE OF ___________
COUNTY OF _______________

     The foregoing Loan Agreement was acknowledged before me this ____ day of June, 2001, by __________________________, as ________________ of GATX Capital
Corporation, a Delaware corporation on behalf of the corporation. He is personally known to me or has produced ______________________________________ as identification.


                                       -----------------------------------------
                                       NOTARY PUBLIC
                                       Name:
                                            ------------------------------------
                                       Serial #:
                                                --------------------------------
                                       My Commission Expires:
                                                             -------------------

                                    EXHIBIT A

                                LEGAL DESCRIPTION